EXHIBIT NO.       DESCRIPTION


3.2                        Articles of Amendment
                                                                          2/5/96


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         MONEYLINE FINANCIAL GROUP, INC.

On the 2 day of February , 1996, pursuant to provisions of the Nevada Revised Statutes 78.320, and other applicable statutes under Nevada Law, whereas, an action of shareholders and consent for such actions may be taken without meeting, wherein stockholders holding at least a majority of the voting power are necessary to constitute a quorum for the transaction of business, and any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if written consent thereto is signed by stockholders holding at least a majority of the voting power, pursuant to said provisions of Nevada Revised Statutes,

Whereas, there are 2,000,000 shares validly issued and outstanding entitled to vote, and a majority of the shareholders voted either by proxy or in person shares FOR, being a majority representing
          %, and -0- shares AGAINST to authorize the Board of Directors of Moneyline Financial Group, Inc., to amend Article One, "NAME", and to amend paragraph 1 of Article Four, "CAPITAL STOCK", as follows:

                                  FIRST: Name.

The name of the Corporation shall be:

                               SAY YES FOODS INC.

                             FOURTH: Capital Stock.

1. Classes and Number of Shares. The Corporation shall have authority to issue an aggregate of 50,510,000 shares, of which 510,000 shares shall be preferred stock, par value $0.001 (the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (the "Common Stock").


Dated this 2 Day of February , 1996.



                                                              Secretary
I, David S. Jett , President of Moneyline Financial Group, Inc., do hereby swear and affirm that the Articles of Amendment to the Articles of Incorporation as stated above are true and correct as signed and executed by the Secretary on behalf of the corporation.

Dated this 2 day of February , 1996.



                                                              President

State of   Nevada        )
                           :ss
County of   Clark        )

The undersigned Notary Public certifies, deposes, and states that Ronald Thomas , respectively the Secretary of Moneyline Financial Group, Inc., personally appeared before me and executed the foregoing on behalf of the corporation this 2 day of February , 1996.

[SEAL]


                                                              Notary Public


State of   Nevada        )
                           :ss
County of   Clark        )

The undersigned Notary Public certifies, deposes, and states that David S. Jett , respectively the President of Moneyline Financial Group, Inc., personally appeared before me and executed the foregoing on behalf of the corporation this 2 day of February , 1996.

[SEAL]


                                                              Notary Public